J.P. MORGAN INSTITUTIONAL INVESTMENTS INC.

SERVICE AGREEMENT

Shareholder Servicing

This Agreement is entered into between the financial institution executing this Agreement (“Financial Intermediary”) and J.P. Morgan Institutional Investments Inc. (“JPMII”).

RECITALS

WHEREAS, JPMII serves as the Shareholder Servicing Agent for each of the closed-end management investment companies registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), listed on Exhibit A (each, a “Fund”; collectively, the “Funds”) each with one or more classes of shares pursuant to a Shareholder Servicing Agreement effective as of [ ], 2025 (the “Shareholder Servicing Agreement”);

WHEREAS, pursuant to the Shareholder Servicing Agreement, JPMII is authorized to delegate the provision of some or all of the services contemplated by the Shareholder Servicing Agreement to financial intermediaries; and

WHEREAS, JPMII desires to retain Financial Intermediary to provide such services to owners or beneficial owners of shares of the Funds that Financial Intermediary makes available to its customers (“Customers”) on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

I. Services.

Financial Intermediary shall accept Customers’ instructions for transactions in the classes of shares (each, a “Class”) of the Funds (collectively, “Shares”) and transmit them to the Funds in accordance and in compliance with the terms and conditions of the applicable current prospectus (“Prospectus”) and Statement of Additional Information (“SAI,” and together with the Prospectus, the “Registration Statement”), the applicable rules, regulations and requirements, and the operating procedures set forth on Exhibit B. In addition, Financial Intermediary will provide to its Customers each of the applicable services specified in Exhibit C.

II.  Transactions in Shares.

A. Financial Intermediary acknowledges that the Fund has adopted, pursuant to Rule 23c-3 under the Investment Company Act, a fundamental policy, which cannot be changed without shareholder approval, requiring the Fund to offer to repurchase at least 5% and up to 25% of its Shares at net asset value on a quarterly basis (“Repurchase Offers”). Financial Intermediary agrees to promptly transmit to its Customers any Repurchase Offer notification received from JPMII within the time period specified in the Prospectus and in such notification, and to use its reasonable best efforts to transmit repurchase requests from its Customers to the Fund or its transfer agent or other designee by the applicable repurchase request deadline as specified in the Prospectus or such notification. Financial Intermediary expressly acknowledges and agrees that Shares will not be repurchased by either the Fund (other than through

Repurchase Offers, or other tender offers from time to time, if any) or JPMII, and that no secondary market for the Shares exists currently or is expected to develop, and therefore that the Shares have very limited liquidity and are appropriate only as a long-term investment. Financial Intermediary also expressly acknowledges and agrees that, in the event one or more of its customers cancel their order for Shares after confirmation, such Shares may not be repurchased, remarketed or otherwise disposed of by or through JPMII. Any representation as to a Repurchase Offer or other tender offer by the Fund, other than that which is set forth in the Prospectus or a Repurchase Offer notice issued by the Fund, is expressly prohibited.

B. The Funds will execute all accepted orders for the purchase of any Shares at the next determined public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any). JPMII and the Funds reserve the right to reject any purchase request in their sole discretion.

The Financial Intermediary agrees that neither the Funds, JPMII nor any of their affiliates or agents will have any responsibility or liability to review any purchase, redemption or repurchase request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by the Customer or (ii) to determine the suitability of a particular Fund or Class for such Customer. The Funds, JPMII and their affiliates and agents will be entitled to rely conclusively on any purchase, redemption or repurchase request communicated to the Funds by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any Customer resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

C. Financial Intermediary confirms that it will be considered the Funds’ agent for the sole purpose of receiving purchase, redemption or repurchase orders from Customers and transmitting them to the Funds. Financial Intermediary may authorize such intermediaries as it deems appropriate (“Correspondents”) to receive orders on the Funds’ behalf. Financial Intermediary shall be liable to the Funds for each Correspondent’s compliance with applicable regulations, requirements and this Section II to the same extent as if Financial Intermediary itself had acted or failed to act instead of the Correspondent.

D. Financial Intermediary agrees to maintain records of all purchases and sales of Shares made through Financial Intermediary for at least the period required under Applicable Law and to furnish JPMII with copies of such records upon its request and, upon request from a regulatory authority or as required under Applicable Law, to furnish such regulatory authority with copies of such records.

E. Financial Intermediary certifies that it will at all times follow all applicable rules, regulations and requirements in connection with the handling of orders for transactions in the Funds, including, without limitation:

(i)	applicable rules under the Investment Company Act;

(ii)	the provisions of this Agreement; and

(iii)	the Registration Statement.

F. Financial Intermediary further certifies that it:

(i)

has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of all applicable laws, rules, regulations and Registration Statement requirements with respect to late trading, market timing and abusive trading practices (as applicable);

(ii)	has determined that each Correspondent has adopted and implemented and will monitor, on a continuous basis, its compliance with its own internal procedures reasonably designed to prevent violations of relevant law, regulation and Registration Statement requirements with respect to late trading, market timing and abusive trading practices (as applicable);

(iii)	will provide information and further certification to JPMII or its designee to verify compliance with this Section II and Section D in Exhibit B; and

(iv)

will cooperate in monitoring and enforcing the Fund’s market timing, late trading, and any redemption, tender or repurchase fee policies (as applicable) as set forth in the Registration Statement and such other policies established by the Fund from time to time.

G. The parties agree that in performing its services under to this Agreement: (i) Financial Intermediary is acting as agent for the Customer and covenants and agrees to comply with all applicable terms and conditions of the Registration Statement, except that in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Financial Intermediary shall agree it acts as agent for the custodian or trustee of such plans; (ii) the Customer is for all purposes the customer of Financial Intermediary; (iii) each transaction is initiated solely upon the order of the Customer; (iv) as between Financial Intermediary and the Customer, the Customer will have full beneficial ownership of all Shares; (v) each transaction shall be for the account of the Customer and not for Financial Intermediary’s account; (vi) each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and (vii) except for the limited purpose of receiving orders to purchase, redeem, tender, repurchase or exchange Shares (“Orders”) for Share transactions from its customers, Financial Intermediary shall be deemed an independent contractor shall have no authority to act as agent for JPMII or the Funds.

H. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement contemplates or requires that JPMII provide any services, deal directly with or give any recommendations to any retail customer or retail investor for purposes of SEC Regulation Best Interest or Form CRS, it being understood and agreed between and among the parties that JPMII will act only as a wholesale distributor for Funds through third-party dealers and selling agents, which will deal with such retail customers or retail investors.

III.  Shareholder Information

A. Financial Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) (if known), and transaction type (purchase, redemption, tender, repurchase, transfer, or exchange) of every purchase, redemption, tender, repurchase, transfer, or exchange of Shares held through a Financial Intermediary Fund Account during the period covered by the request.

(i)

Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. The Fund may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices.

(ii)

Financial Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section III.A. If requested by the Fund or its designee, Financial Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section III.A. is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 3(a) for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Financial Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and to the extent practicable, the format for any transaction information provided to the Fund should be consistent with the Depository Trust Clearing Corporation (“DTCC”) Standardized Data Reporting Format.

(iii)

The Fund agrees not to use the Shareholder information received from Financial Intermediary pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of Financial Intermediary.

B. Financial Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through a Financial Intermediary Fund Account) that violate policies established for the purpose of eliminating or reducing market timing and abusive trading practices (as applicable).

(i)

Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or the Financial Intermediary Fund Account(s) or other agreed upon information to which the instruction relates.

(ii)	Financial Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Financial Intermediary.

(iii)

Financial Intermediary must provide written confirmation to the Fund that instructions have been executed. Financial Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

C. For purposes of this Section III of the Agreement:

(i)

The term “Financial Intermediary Fund Account” means a direct or networked Shareholder account with the Fund maintained by Financial Intermediary or an omnibus account with the Fund maintained by Financial Intermediary.

(ii)	The term “Fund” includes the Funds, JPMorgan Distribution Services, Inc., J.P. Morgan Institutional Investments Inc., which is the Fund’s principal underwriter, and the Fund’s transfer agent.

(iii)

The term “Shares” means the interests of Shareholders corresponding to the securities of record issued by the Fund under the Investment Company Act that are held by or through a Financial Intermediary Fund Account.

(iv)

The term “Shareholder” means (i) the beneficial owner of Shares held by or through a Financial Intermediary Fund Account; (ii) a participant in an employee benefit plan owning Shares held by or through a Financial Intermediary Fund Account, notwithstanding that the employee benefit plan may be deemed to be the beneficial owner of Shares; and (iii) the holder of interests in a variable annuity or variable life insurance contract issued by Financial Intermediary owning Shares held by or through a Financial Intermediary Fund Account.

(v)	The term “written” and/or “in writing” includes electronic writings and facsimile transmissions.

(vi)	The term “Financial Intermediary” shall mean a “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act.

(vii)	The term “purchase” does not include the automatic reinvestment of dividends.

(viii)

The term “promptly” as used in Section III.A.ii. shall mean as soon as practicable but in no event later than ten business days from the Financial Intermediary’s receipt of the request for information from the Fund or its designee.

IV. Representations, Warranties and Covenants

A. JPMII represents and warrants that:

(i)	It has the requisite authority to enter into this Agreement and to make the payments contemplated herein; and

(ii)	That the payment to Financial Intermediary of any fees pursuant hereto is authorized under the Shareholder Servicing Agreement.

B. Financial Intermediary represents, warrants and agrees that:

(i)	It has the requisite authority to enter into this Agreement and to perform the services contemplated herein;

(ii)

The execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the valid and binding obligation of Financial Intermediary;

(iii)

It currently does, and will, conduct its activities hereunder in material conformity with all applicable federal, state and industry laws or regulations and will disclose its receipt of fees hereunder to Customers (and, if required, will obtain their consent to such receipt) in accordance with applicable laws and regulations;

(iv)

That it will maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Fund so as to enable the Shares to be traded through the Depository Trust Clearing Corporation’s (“DTCC”) Mutual Fund Settlement Entry and Registration Verification system (“Fund/SERV”), and/or the DTCC’s Networking system (“Networking”), Financial Intermediary has executed and filed with the DTCC the standard Networking agreement;

(v)

Process accounts through Networking and the purchase, redemption, tender, repurchase, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by NSCC on behalf of NSCC’s participants, including the Fund), in accordance with, instructions transmitted to and received by Financial Intermediary by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by Financial Intermediary;

(vi)	Issue instructions to the Fund’s custodian for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants);

(vii)

Provide account and transaction information from the affected Fund’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers and maintain shareholder accounts through Networking;

(iv)	The providing of its services set forth on Exhibit C hereof will in no event be primarily intended to result in the sale of Shares; and

(vi)

It will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices, each issued by a qualified insurance carrier with a Financial Strength Rating from A.M. Best Company rating of at least “A,” and, upon JPMII’s request, it will furnish a certificate of insurance evidencing such coverage; and

(vi)

All representations, warranties and covenants made in this Agreement shall remain true and correct throughout the duration of the Agreement, and if any such representations, warranties or covenants ceases to be true and correct, Financial Intermediary will promptly inform JPMII of any such occurrence.

Each party hereto agrees to provide to the other such information or documentation necessary for such party to fulfill its obligations hereunder and such other information or documentation as either party may reasonably request.

V. Fees

For the services provided by Financial Intermediary hereunder, JPMII agrees to pay to Financial Intermediary a fee with respect to each Fund, which fee is calculated daily and paid monthly as set forth on Exhibit D. If JPMII is waiving its shareholder servicing fee from a Fund to manage the Fund’s expenses in extraordinary market conditions, JPMII may, in its sole discretion, reduce the amount of, or eliminate entirely, the service fee payable to Financial Intermediary with respect to such Fund. If JPMII reduces the service fee payable to Financial Intermediary, it will pay Financial Intermediary a fee at a blended rate that reflects the average reduction in the fee rate applicable to the shareholder service fee paid by the Fund to JPMII for the month.

Financial Intermediary’s acceptance of any fees hereunder shall constitute its representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time Financial Intermediary accepts a fee hereunder) that the fees set forth on Exhibit D are appropriate and reasonable based upon the services Financial Intermediary provides to Customers holding such Shares.

VI. Indemnification

A. Financial Intermediary shall indemnify and hold harmless JPMII, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(i)	any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement;

(ii)

any actions or omissions of JPMII, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and

(iii)

any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

B. JPMII shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(i)	any breach by JPMII of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement;

(ii)

any alleged untrue statement of a material fact contained in any Fund’s Registration Statement or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and

(iii)

any willful misconduct or negligence (as measured by industry standards) of JPMII, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

C. Neither JPMII nor Financial Intermediary shall be liable for special, consequential or incidental damages. The indemnification provided for hereunder shall be in addition to any liability which the parties may otherwise have.

D. The agreement of the parties in this Section VI to indemnify each other is conditioned upon the party entitled to indemnification (“Indemnified Party”) giving notice to the party required to provide indemnification (“Indemnifying Party”) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by any means of prompt delivery that provides confirmation of receipt to the address provided by each party in this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Section VI.D. shall not affect the Indemnified Party’s right to indemnification hereunder except to the extent that the Indemnifying Party’s interest are actually prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

E. The provisions of this Section VI shall survive the termination of this Agreement.

VII. Confidentiality

A. Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the “Proprietary Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process or as requested by any governmental agency or regulatory authority. Proprietary Information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference to, or reliance upon, Proprietary Information. In the event that a party (“disclosing party”) is requested or required by law to disclose any Proprietary Information, the disclosing party shall provide the other party (“non-disclosing party”) with prompt written notice, unless notice is prohibited by law, of any such request or requirement so that the non-disclosing party may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to any governmental agency or regulatory authority having jurisdiction over the disclosing party or its affiliates.

B. All information, including “nonpublic personal information” as that term is defined in Regulation S-P, relating to shareholders of the Funds who are Customers is and shall remain the sole property of the Funds and the Financial Intermediary and shall not be disclosed to or used by the Funds, the Financial Intermediary, JPMII, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section VII.B. shall not prohibit the Financial Intermediary, the Funds, JPMII, or any of their affiliates from utilizing the names of Customers, for any purpose if the names are obtained in any manner other than from Financial Intermediary pursuant to this Agreement.

C.  If applicable, Financial Intermediary will deliver the Funds’ privacy policy as required by Regulation S-P.

D. The provisions of this Section VII shall survive the termination of this Agreement.

VIII. ERISA

Financial Intermediary acknowledges and agrees that when JPMII makes Funds available to Financial Intermediary pursuant to this Agreement (i) JPMII does not acknowledge that it is a fiduciary (“Fiduciary”) within the meaning of Section 3(21) of ERISA with respect to any Customer the assets of which are subject to regulation under Title I of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including any Customer assets that are held in an investment contract, product or entity that are deemed to hold plan assets subject to such regulation as determined pursuant to Section 3(42) of ERISA and the regulations promulgated thereunder) (collectively, “Plan Investors”); (ii) JPMII specifically disclaims such Fiduciary status whether or not JPMII participates in any arrangement in which a Plan Investor or its representatives may be present, as requested by or at the direction of Financial Intermediary; and (iii) JPMII does not recommend the use of any Fund to a specific Plan Investor or category of Plan Investors. In addition, Financial Intermediary acknowledges and agrees that Financial Intermediary is a fiduciary under ERISA and is responsible for evaluating the investment risks, including the investment program contemplated by this Agreement, and it exercised independent judgment in connection with its decision to appoint JPMII as set forth herein.

To the extent Shares are purchased by Financial Intermediaries’ customers through a defined contribution plan subject to Title I ERISA (a “Plan”): (i) the arrangements provided for in this Agreement will be disclosed to the Plan(s) through their representatives and; (ii), Financial Intermediary represents and warrants that its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code.

IX. Effective Date, Amendment and Termination

A.	This Agreement shall become effective as of the date executed by both parties

B.

This Agreement may be amended by JPMII from time to time by the following procedure. JPMII will mail a copy of the amendment to Financial Intermediary’s address, as shown below. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary’s objection must be in writing and be received by JPMII within such thirty days

C.	This Agreement may be terminated as follows:

(i)

by any party as to any Fund without cause by giving the other party at least thirty (30) days’ written notice. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

(ii)

Notwithstanding the foregoing, this Agreement may be terminated at any time if required by applicable law, rule, regulation, order, or instruction by a court of competent jurisdiction or regulatory body or self-regulatory organization with jurisdiction over JPMII or Financial Intermediary.

(iii)	This Agreement also shall terminate immediately upon termination of the Shareholder Servicing Agreement.

X. Miscellaneous

A. Custody. Financial Intermediary represents and warrants, and JPMII acknowledges, that Shares maintained by the Fund for Customers hereunder are held in custody for the exclusive benefit of customers of Financial Intermediary and shall be held free of any right, charge, security interest, lien or claim against Financial Intermediary in favor of the Fund or its agents acting on behalf of the Fund.

B. Use of Names. Neither party shall use the name (or any trademark, trade name, service mark or logo) of the other party or its affiliates or, in the case of Financial Intermediary, of the Funds, in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except that Financial Intermediary may identify the Funds in a listing of funds offered by Financial Intermediary.

C. Anti-Money Laundering. Financial Intermediary represents that it has established an Anti-Money Laundering Program (“AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the (i) verification of the identity of its Customers and the source of Customers’ funds, and (ii) reporting of any suspicious transactions in a Customer’s account. Financial Intermediary agrees to cooperate with JPMII to satisfy JPMII’s AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Financial Intermediary will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and/or JPMII with any requested information about Customers and their Fund accounts in the event that the Funds and/or JPMII shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

D. Certification of Customers’ Taxpayer Identification Numbers. Financial Intermediary agrees to obtain any taxpayer identification number certification from its customers required under the Code, and any applicable U.S. Treasury regulations, and to provide JPMII, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding. Financial Intermediary will not knowingly accept or act upon any instruction to purchase Shares from a customer located outside the United States of America or for the account of any non-US person.

E. Representations with Respect to the Funds. Financial Intermediary and its agents shall not make any representation concerning a Fund or Shares, except those contained in the Registration Statement, in current material furnished by JPMII to Financial Intermediary for purposes of dissemination, or in materials created by Financial Intermediary and submitted to and approved in writing by JPMII.

F. Nonexclusivity. JPMII acknowledges that Financial Intermediary may perform services similar to those to be provided under this Agreement to other investment companies, investment company sponsors, or service providers to investment companies. JPMII may enter into other similar agreements for the provision of shareholder services with any other person or persons without Financial Intermediary’s consent.

G. Force Majeure. Neither Financial Intermediary nor JPMII nor their respective affiliates shall be liable to the other or to any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control, provided that such party has exercised such reasonable diligence as the circumstances require.

H. Security Against Unauthorized Use of Funds’ Recordkeeping Systems. Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping system, accessed via (a) the world wide web or any URL maintained by the Funds or JPMII, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Intermediary by JPMII.

I. Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by: (i) personal delivery; (ii) postage prepaid, registered or certified United States first class mail, return receipt requested; (iii) overnight courier services; or (iv) facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all such notices shall be given or sent to the other party at the address on the signature page hereof, Attention: President, or by email.

J. Records. Financial Intermediary will maintain all records (1) required to be kept by state and federal law, regulation or rules relating to the provision of the services contemplated under the Agreement, (2) necessary or appropriate to demonstrate its compliance with the terms and conditions of the Registration Statement or the Agreement, or (3) necessary to make required regulatory reports. Upon the request of JPMII, a Fund or their authorized agents, Financial Intermediary shall provide any current annual reports on internal controls prepared by an independent auditor pursuant to either Statement for Attestation Engagements No. 18 (“SSAE 18”) (or any successor provision) or the Financial Intermediary Controls and Compliance Assessment (“FICCA”), and such other similar or related documents as reasonably requested (collectively, “Audit Documents”). Financial Intermediary acknowledges that JPMII or the Funds may use a third party vendor to review and assess the contents of the Audit Documents, and, notwithstanding anything herein to the contrary, Financial Intermediary consents to JPMII and the Funds sharing such Audit Documents with the third party vendor.

K. Delegation of Duties. Either party may employ an affiliate or a third party to perform any services required to enable the party to perform its functions under this Agreement. The delegating party will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the delegating party of any of its obligations under this Agreement. The delegating party agrees that it remains liable to the other party for an affiliate’s or third party’s compliance with this Agreement, applicable regulations and requirements to the same extent as if the delegating party itself had acted or failed to act instead of the affiliate or third party.

L. Assignment and Governing Law. This Agreement may not be transferred or assigned (as that term is defined in the Investment Company Act) by either JPMII or Financial Intermediary without the written consent of both parties, and shall be construed in accordance with the laws of the State of New York.

M. Counterparts; Severability. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect. Facsimile or electronic PDF transmissions of any executed original document and/or retransmission of any executed facsimile or electronic PDF transmission shall be deemed to be the same as the delivery of an executed original. For the avoidance of doubt, a party’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such party and shall bind such party to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any party executing and delivering this Agreement by an Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement, as may be reasonably requested by JPMII.

N. Incorporation of Exhibits A, B, C and D. Financial Intermediary and JPMII agree that the attached Exhibits A, B, C and D are incorporated into and made a part of this Agreement and all references herein to the Agreement shall include such Exhibits.

J.P. MORGAN INSTITUTIONAL INVESTMENTS INC.

FINRA CRD Number: 102920

Street Address:

383 Madison Avenue

New York, NY 10179

By:

Name:

Title:

Date:

Email:

Financial Intermediary Name                    FINRA CRD Number

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Address

City:                    State           Zip Code

Phone:                   Fax: ______________________________________

By:

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Date

Email

EXHIBIT A

FUNDS

JPMorgan Credit Markets Fund

EXHIBIT B

OPERATING PROCEDURES

JPMII and Financial Intermediary shall follow the following operating procedures in connection with transactions in Fund Shares by Customers through Financial Intermediary, except as otherwise agreed to in writing by the parties.

A. Net asset value per share is generally provided on a daily basis. Net asset value can be provided directly to Financial Intermediary upon request.

B. JPMII will furnish notice of the declaration of any income, dividends, or capital gains distributions payable by the Funds. This information will include the ex, record and payable dates along with the Fund’s reinvestment price.

C. Dividends and capital gains distributions paid for each of the Funds are automatically reinvested in additional shares of the same Fund unless the Customer has elected to have them paid in cash.

D. Execution of orders for Shares

The execution of all orders for Share transactions will be subject to the terms of the Registration Statement, these Operating Procedures, JPMII’s written instructions to Financial Intermediary from time to time and, if executed through Fund/SERV, the DTCC’s rules and procedures.

1. Funds

(a) The Financial Intermediary certifies as follows:

(i)

orders to purchase shares received by Financial Intermediary or its Correspondents (as defined in Section II.C. of the Agreement) prior to the close of a Fund (each close of a Fund, a “Market Close”) on any day that a Fund is open for business (“Day 1”) will be electronically transmitted to the Funds on the next day that the Fund is open for business (“Day 2”) (such orders are referred to as “Day 1 Trades”); and

(ii)

orders to purchase shares received by Financial Intermediary or its Correspondents after the final Market Close on Day 1, but prior to the final Market Close on Day 2 (“Day 2 Trades”) will be electronically transmitted to the Funds on the second day that the Fund is open for business following Day 1.

(iii)

Where Financial Intermediary serves as a Fund’s agent for the purpose of receiving Orders, Orders that the Financial Intermediary does not transmit to the Fund before the time set forth above may be, in the Fund’s discretion, adjusted by transactions on an as-of basis, provided, however, that any cost or loss to the Fund, JPMII or their affiliates of such transactions shall be borne exclusively by the Financial Intermediary, including without limitation, damages, costs, or expenses resulting from errors in calculating the Fund’s NAV, reprocessing of the Fund’s Orders, or the payment of dividends by the Fund.

(b) Day 1 Trades will be effected at the NAV next calculated by the Fund following receipt of the trade by Financial Intermediary or its Correspondents on Day 1, and Day 2 Trades will be effected at the NAV next calculated by the Fund following receipt of the trade by the Financial Intermediary or its Correspondents on Day 2. Dividends shall accrue as set forth in the applicable Registration Statement.

(c) Upon JPMII’s reasonable request, Financial Intermediary agrees to promptly provide JPMII with information separating customer orders received before and after a designated Market Close in order for JPMII to validate the timing of Financial Intermediary’s receipt of orders.

F. Issuance and transfer of each Fund’s shares will be by book entry only. The Funds will not issue stock certificates.

G. JPMII will make available to Financial Intermediary, via the [DTCC’s Mutual Fund Service Profile II], a list of the states or other jurisdictions in which Shares are eligible for sale, which list may be revised from time to time. Financial Intermediary agrees to sell or offer to sell Shares only in the states and other jurisdictions appearing on the most recent list made available by JPMII. Financial Intermediary will not knowingly accept or act upon any instruction to purchase Shares from a customer located outside the United States of America or for the account of any non-US person unless otherwise agreed by the parties.

H. Financial Intermediary agrees to provide each Fund, each Fund’s transfer agent and/or other parties designated by them with an automated file in a form mutually agreeable to JPMII and Financial Intermediary, on a daily basis, containing information necessary for the Fund to make blue sky and other regulatory filings, including, without limitation: (1) the amount of sales by state or jurisdiction of residence for each Fund shareholder for which Financial Intermediary provides services under this Agreement; (2) information designating whether each sale is an initial or subsequent purchase; (3) social codes or other account type fields for each sale; and (4) such other information as is necessary to determine the amounts exempt from reporting under state law. For purposes of (1), if requested by JPMII, the Financial Intermediary shall, with respect to the sales for such shareholder, provide the amount of sales by state or jurisdiction of residence where the investment decision to invest in the Fund is made rather than where the shareholder is located to the extent Financial Intermediary has knowledge that the investment decision is made in a state other than the state or jurisdiction of residence of the shareholder.

I. The Fund or its designee will provide Financial Intermediary with confirmations of executed trades through [Fund/SERV] when applicable or by mail or electronic means. Periodic account statements will be provided to Financial Intermediary showing the total number of Shares held, Share transactions, dividends and other distribution during the statement period, and such other information as may be required from time to time.

EXHIBIT C

Services Provided by Financial Intermediary

Pursuant to the Services Agreement to which this is attached and made a part, Financial Intermediary hereby agrees to provide each of the applicable personal shareholder liaison services and account information services (“Shareholder Services”) described in this Exhibit C.

For purposes of this Agreement, Shareholder Services shall include:

a)

Answering Customer inquiries (through electronic and other means) regarding account status and history, the manner in which purchases and redemptions, tenders or repurchases (as applicable) of the Shares may be effected, and certain other matters pertaining to the Fund;

b)	Providing Customers with information through electronic means;

c)	Furnishing Customer sub-accounting;

d)	Providing and maintaining pre-authorized investment plans;

e)	Where applicable, assisting Customers in completing a subscription agreement, application forms, designating and changing dividend options, account designations, and addresses;

f)

Arranging for or assisting Customers with respect to the wiring of the funds to and from Customer accounts in connection with Customer orders to purchase, redeem, tender or repurchase (as applicable) or exchange Shares;

g)	Verifying shareholder requests for changes to account information;

h)	Handling correspondence from Customers about their accounts;

i)	Assisting in establishing and maintaining Customer accounts with the Fund;

j)	Issuing confirmations for transactions by Customers;

k)	Performing similar account administrative services;

l)	Providing such other shareholder services as the Fund or a Customer may reasonably request, to the extent permitted by applicable law.

Financial Intermediary will forward or cause to be forwarded to customers the Funds’ current effective prospectus, currently effective SAI, periodic financial reports, proxy materials and other Fund communications as required to be delivered to, or received by, customers under applicable laws, rules and regulations (“Applicable Law”) or as reasonably requested by JPMII or a Fund. Financial Intermediary shall respond to requests for a Prospectus, SAI, currently effective annual report or currently effective semi-annual report made by a customer directly to Financial Intermediary with the documents that JPMII or a Fund has provided to it hereunder, including any applicable supplements, as required under Applicable Law. Unless instructed by JPMII or a Fund to the contrary, Financial Intermediary may consolidate or utilize “household” mailing for the delivery of the above-described materials where permissible under, and in accordance with, Applicable Law, and, unless instructed by JPMII or a Fund to the contrary, the delivery of the materials may be accomplished via electronic means, so long as the methodologies utilized by Financial Intermediary comply with Applicable Law relating to the delivery and receipt of such materials, including, but not limited to, that Financial Intermediary received informed consent from all applicable shareholders permitting the method and manner of such use, and Financial Intermediary maintains, and agrees to provide to JPMII or a Fund upon request, records of each such delivery.

EXHIBIT D

Calculation and Payment of Fees Pursuant to Section V

A. For the services provided by Financial Intermediary hereunder, JPMII agrees to pay to Financial Intermediary a fee set forth below, with respect to the classes of Shares of each Fund set forth below, calculated daily and paid monthly in arrears, at an annual rate based on the average daily net asset value of the total number of such shares of a Fund held in accounts at Financial Intermediary (determined by multiplying the number of such shares times the publicly-reported net asset value of each share), excluding the value of (i) shares held in an account with Financial Intermediary prior to the effective date of the Agreement as to the Fund issuing such shares and (ii) shares first placed or purchased in an account with Financial Intermediary after the termination of the Agreement as to the Fund issuing such shares; all as follows:

Share Class	Service Fees
A	[0.25%]
S	[0.25%]
I	[0.25%]

*	List of Funds is determined by JPMII in its sole discretion and may be modified from time to time. List of Funds will be provided upon request.

JPMII reserves the right not to pay fees to Financial Intermediary if Financial Intermediary’s fee payments for a given month are deemed to be de minimis. JPMII currently adheres to a $25.00 de minimis threshold, but reserves the right to change that threshold from time to time.

B. JPMII shall pay Financial Intermediary such fee by wire transfer or other form acceptable to Financial Intermediary and the payment shall be separate from payments related to redemption or repurchase proceeds and distributions.